November 18, 2014

Re: 2014 Michigan Member Director and District-Wide Independent Director Election Results

Dear Michigan Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2014 Michigan member director election. The new directors’ terms will begin on January 1, 2015, and end on December 31, 2018.

Michigan - Two Member Directors

Number of members eligible to vote	220
Total members casting votes	94
Total eligible votes for each directorship	1,986,918
Member Director Candidates	City, State	Term Ends	Votes Received
Dennis Klaeser CFO Talmer Bank & Trust	Troy, MI		170,732
*James D. MacPhee CEO & Director Kalamazoo County State Bank	Schoolcraft, MI	December 31, 2018	479,942
Michael J. Manica President & CEO United Bank of Michigan	Grand Rapids, MI		468,663
*Thomas R. Sullivan Vice Chairman & Director Mercantile Bank of Michigan	Grand Rapids, MI	December 31, 2018	516,017
*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2014 district-wide election of an independent director. The independent director’s term will also begin on January 1, 2015, and end on December 31, 2018.

Independent Director District-Wide Election - One Director

Number of Indiana members eligible to vote	184
Number of Michigan members eligible to vote	220
Total members eligible to vote	404
Number of Indiana members casting votes	78
Number of Michigan members casting votes	80
Total members casting votes	158
Total eligible votes for each directorship	4,326,863

Independent Director Candidate	City, State	Term Ends	Votes Received
*Larry A. Swank CEO & Chairman Sterling Group, Inc.	Mishawaka, IN	December 31, 2018	1,837,223
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary